                                     EXHIBIT 23.1


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statement, File No. 333-00909.

                                                 ARTHUR ANDERSEN LLP



Seattle, Washington
August 12, 1997







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CORPORATE OFFICE
8561 154th Avenue NE
Redmond, Washington 98052
Phone:   (425) 882-2555
Fax:     (425) 861-0173



AUDITORS
Arthur Andersen LLP
801 Second Avenue, Suite 800
Seattle, WA   98104



COMMON STOCK LISTING
NASDAQ
(Symbol - ALCD)



TRANSFER AGENT AND REGISTRAR
American Securities Transfer and Trust, Incorporated
938 Quail Street, Suite 101
Lakewood, Colorado  80515


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